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                                                                  Exhibit (g)(5)

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

     Reference is made to the Custodian Agreement between us dated March 1, 2000, the Administration Agreement between us dated March 1, 2000 and the Transfer Agency and Service Agreement between us dated March 1, 2000 (the "Agreements").

     Pursuant to the Agreements, this letter is to provide notice of the creation of two additional portfolios of the State Street Master Funds (the "Trust"), namely the State Street Treasury Portfolio and the State Street Treasury Plus Portfolio (the "New Portfolios").

     We request that you act as the New Portfolios' Administrator, Custodian and Transfer Agent under the respective Agreements. As compensation for such services, you shall be entitled to receive from the New Portfolios the annual fee reflected on the fee schedule, which is attached hereto. By your signature below, you agree that the attached fee schedule shall be added to the existing fee schedule attached to the Agreement.

     Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

                                        Very Truly Yours,

                                        State Street Master Funds


                                        By: /s/ Gary L. French
                                            ------------------------------------
                                            Gary L. French
                                            Treasurer


                                        Accepted:

                                        State Street Bank and Trust Company


                                        By: /s/ Joseph L. Hooley
                                            ------------------------------------
                                            Joseph L. Hooley
                                            Executive Vice President

Date: September 10, 2007